Exhibit 99.1

Sino-Global Signs LOI to Acquire Clamour, Southeast Asia’s First Online High-End Artworks and Collections Trading Platform

ROSLYN, N.Y., June 28, 2021 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) ("Sino-Global," the "Company" or "We") today announced it has signed a nonbinding letter of intent to acquire Clamour, Southeast Asia’s first online high-end artworks and collections trading platform. Upon entering a definitive purchase agreement, Sino-Global expects to acquire 100% of Clamour’s equity interest for approximately $3 million dollars in cash and stock.

Clamour offers considerable advantages to buyers and sellers over traditional auction houses. This includes Clamour’s lower commission, flexible pricing, secured payment through smart contract with blockchain technology, and secured intellectual property. Clamour also curates art collections that belong to its customers. Blockchain servers track each transaction, payment and order details. All artwork listing information and history is stored on blockchain, with each listing encrypted and serving as a blockchain node. Headquartered in Singapore, Clamour also operates in Hong Kong, Indonesia and China.

Mr. Lei Cao, Chief Executive Officer of Sino-Global, commented, "We are very excited about the opportunity with Clamour. We are also pleased to have structured this transaction as a cash and stock deal, which will help incentivize the Clamour team to continue its aggressive growth drive. The Clamour team has built a leading platform based on blockchain, with the potential to further expand market share, as Clamour builds on its market position in Southeast Asia. The art trading market is known to be highly fragmented with recuring quality, security and product integrity issues. Clamour addresses these critical issues with its simple to use but elegant digital platform. We are also excited about working together to bring NFT technology to Clamour’s platform.”

Mr. Lei Cao, continued, “Sino-Global has already made a series of investments in blockchain infrastructure and NFT companies, as we expand our capabilities and extend our reach. We are eager to integrate Clamour into our network alongside our other assets and partners, including our CyberWorld V0.1 NFT platform, which is already providing a critical link between the virtual blockchain world and the physical world.”

About Sino-Global Shipping America, Ltd. (NASDAQ: SINO)

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. has been diversifying into the cryptocurrency and NFT (non-fungible tokens) markets, while continuing to support and grow its core shipping, chartering, logistics and related services business. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. Additional information about Sino-Global can be found on the Company's corporate website at www.sino-global.net.

Forward-Looking Statements

Certain statements made herein are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include SINO's ability to successfully close its transaction with Clamour and to integrate the business into SINO, estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SINO's operations, the demand for SINO's products and services, global supply chains and economic activity in general. Moreover, the value of cryptocurrencies may fluctuate significantly over time. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. SINO's SEC filings are available publicly on the SEC's website at www.sec.gov. SINO disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

David Pasquale

Global IR Partners

New York Office Phone: +1-914-337-8801

SINO@globalirpartners.com